Exhibit 5.1




                              January 22, 1999


Mr. Philip E. Powell
First Cash, Inc.
690 E. Lamar Blvd.
Arlington, Texas 76011

Dear Mr. Powell:

     As counsel for First Cash, Inc., a Delaware corporation ("Company"), you have requested our firm to render this opinion in connection with the Registration Statement of the Company on Form S-3 filed under the Securities Act of 1933, as amended ("Act"), with the Securities and Exchange Commission relating to the registration of the resale of (i) 1,895,250 shares of common stock underlying currently exercisable stock purchase warrants ("Warrants"),
(ii) 1,780,000 shares of common stock currently outstanding, and (iii) 155,000 shares of common stock to be issued pursuant to outstanding acquisition obligations.

     We are familiar with the registration statement and the registration contemplated thereby. In giving this opinion, we have reviewed the registration statement and such other documents and certificates of public officials and of officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified.

Based upon all the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     2. The shares of common stock underlying the Warrants to be issued upon exercise of such Warrants as well as the shares to be issued pursuant to outstanding acquisition obligations are validly authorized and, upon exercise of the Warrants in accordance with their terms, and upon issuance pursuant to the acquisition obligations, will be validly issued, fully paid and nonassessable.

     3. The shares of common stock, the resale of which is being registered, are validly issued, fully paid and nonassessable.


     We consent to the use in the registration statement of the reference to Brewer & Pritchard, P.C. under the heading "Legal Matters."


                                        Very truly yours,

                                        BREWER & PRITCHARD, P.C.

                                        //s// Brewer & Pritchard, P.C.